Exhibit 8
List of Subsidiary Companies.

Proportion of
			Country of	issued share
			incorporation	capital held
	Activities		and operation	if not 100%

Details of principal associated undertakings
Camelot Group plc*	(c	)	Great Britain (ii)	20%
Crystal Candy (Private) Ltd	(a	)	Zimbabwe (i)	49%
Meito Adams Company Ltd	(a	)	Japan	50%

Details of principal subsidiary undertakings
Operating companies (unless otherwise stated)

United Kingdom:
Cadbury Trebor Bassett (an unincorporated partnership operating in Great Britain between Cadbury Ltd, Trebor Bassett Ltd and The Lion Confectionery Co Ltd)	(a	)	n/a

Europe:
Cadbury España, SL	(a	)	Spain
Cadbury France	(a	)	France
Cadbury Hellas AE	(a	)	Greece
Cadbury Ireland Ltd	(a	)	Ireland
Cadbury Portugal — Produtos de Conféitaria, Lda	(a	)	Portugal
Cadbury Switzerland Faguet & Co	(a	)	Switzerland
Cadbury Wedel Sp. zo.o.	(a	)	Poland
Dandy A/S	(a	)	Denmark
Dirol Cadbury LLC	(a	)	Russia
Intergum Gida Sanayi ve Ticaret Anonim Sirketi	(a	)	Turkey
Kent Gida Maddeleri Sanayii ve Ticaret Anonim Sirketi	(a	)	Turkey (ii)	95.36%

Americas:
Cadbury Adams Brasil Industria e Comercio de Produtos Alimenticios Ltda	(a	)	Brazil
Cadbury Adams Canada Inc	(a	)	Canada
Cadbury Adams Colombia	(a	)	Colombia
Cadbury Adams Distribuidora Mexico, SA de CV	(a	)	Mexico
Cadbury Adams Mexico, S de RL de CV	(a	)	Mexico
Cadbury Adams, SA	(a	)	Venezuela
Cadbury Adams USA LLC	(a	)	US (i)
Distribuidora Anahuac, SA de CV	(b	)	Mexico (ii)
Cadbury Beverages Canada Inc	(b	)	Canada
Cadbury Schweppes Bottling Group Inc	(b	)	US
Cadbury Stani Adams Argentina SA	(a	)	Argentina (ii)
Distribuidora de Aguas Minerales, SA de CV	(b	)	Mexico (ii)
Dr Pepper/Seven Up, Inc	(b	)	US
Mott’s GP	(b	)	US
Snapple Beverage Corp.	(b	)	US

Proportion of
			Country of	issued share
			incorporation	capital held
	Activities		and operation	if not 100%

Other overseas:
Cadbury Adams (Thailand) Ltd	(a	)	Thailand
Cadbury Confectionery Ltd	(a	)	New Zealand
Cadbury Enterprises Pte Ltd	(a	)	Singapore
Cadbury India Ltd	(a	)	India	97.58%
Cadbury Japan Ltd	(a	)	Japan
Cadbury Nigeria plc	(a	)	Nigeria	50.02%
Cadbury Schweppes pty Ltd	(a	)(b)	Australia (i) (ii)
Cadbury South Africa (Pty) Ltd	(a	)	South Africa

Finance and holding companies:
Alreford Limited	(c	)	Ireland
Berkeley Re Limited	(c	)	Ireland
Cadbury Aguas Minerales, SA de CV	(c	)	Mexico (i) (ii)
Cadbury Schweppes Americas Inc	(c	)	US
Cadbury Schweppes Asia Pacific Pte Ltd	(c	)	Singapore
Cadbury Schweppes Finance plc*	(c	)	Great Britain
Cadbury Schweppes Investments BV	(c	)	Netherlands (i)
Cadbury Schweppes Investments plc*	(c	)	Great Britain
Cadbury Schweppes Overseas Ltd	(c	)	Great Britain
Cadbury Schweppes Treasury Services	(c	)	Ireland (i)
CBI Holdings Inc	(c	)	US (i)
Vantas International Ltd*	(c	)	Great Britain

*	Investment directly held by Cadbury Schweppes plc